CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 333-48456 on Form N-1A of our reports as dated below relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust, for the year ended December 31, 2011.

Fund Name	Report Date
Harris Oakmark International Portfolio	February 23, 2012
BlackRock Large Cap Core Portfolio	February 23, 2012
Goldman Sachs Mid Cap Value Portfolio	February 23, 2012
Janus Forty Portfolio	February 23, 2012
Legg Mason Clearbridge Aggressive Growth Portfolio	February 23, 2012
T. Rowe Price Large Cap Value Portfolio	February 23, 2012
Lord Abbett Mid Cap Value Portfolio	February 23, 2012
Invesco Small Cap Growth Portfolio	February 23, 2012
Met/Templeton Growth Portfolio	February 23, 2012
Pioneer Fund Portfolio	February 23, 2012
Rainier Large Cap Equity Portfolio	February 23, 2012
RCM Technology Portfolio	February 23, 2012
T. Rowe Price Mid Cap Growth Portfolio	February 23, 2012
Turner Mid Cap Growth Portfolio	February 23, 2012
Van Kampen Comstock Portfolio	February 23, 2012
Dreman Small Cap Value Portfolio	February 23, 2012
Morgan Stanley Mid Cap Growth Portfolio	February 23, 2012
Lazard Mid Cap Portfolio	February 23, 2012
MFS® Emerging Markets Equity Portfolio	February 23, 2012
MFS® Research International Portfolio	February 23, 2012
Third Avenue Small Cap Value Portfolio	February 23, 2012
SSgA Growth and Income ETF Portfolio	February 23, 2012
SSgA Growth ETF Portfolio	February 23, 2012
MetLife Growth Strategy Portfolio	February 28, 2012
MetLife Moderate Strategy Portfolio	February 28, 2012
Met/Templeton International Bond Portfolio	February 28, 2012
Clarion Global Real Estate Portfolio	February 28, 2012
American Funds Bond Portfolio	February 28, 2012
American Funds Growth Portfolio	February 28, 2012

American Funds International Portfolio	February 28, 2012
Loomis Sayles Global Markets Portfolio	February 28, 2012
Met/Franklin Mutual Shares Portfolio	February 28, 2012
BlackRock High Yield Portfolio	February 28, 2012
Lord Abbett Bond Debenture Portfolio	February 28, 2012
PIMCO Inflation Protected Bond Portfolio	February 28, 2012
PIMCO Total Return Portfolio	February 28, 2012
Pioneer Strategic Income Portfolio	February 28, 2012
Met/Franklin Income Portfolio	February 28, 2012
The Met/Eaton Vance Floating Rate Portfolio	February 28, 2012
American Funds Balanced Allocation Portfolio	February 28, 2012
American Funds Growth Allocation Portfolio	February 28, 2012
American Funds Moderate Allocation Portfolio	February 28, 2012
Met/Franklin Templeton Founding Strategy Portfolio	February 28, 2012
MetLife Aggressive Strategy Portfolio	February 28, 2012
MetLife Balanced Strategy Portfolio	February 28, 2012
MetLife Defensive Strategy Portfolio	February 28, 2012
AQR Global Risk Balanced Portfolio	February 28, 2012
BlackRock Global Tactical Portfolio	February 28, 2012
Met/Franklin Low Duration Total Return Portfolio	February 28, 2012
MetLife Balanced Plus Portfolio	February 28, 2012
Pyramis Government Income Portfolio	February 28, 2012
AllianceBernstein Global Dynamic Allocation Portfolio	February 28, 2012

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 25, 2012